                                                                   EXHIBIT 10.2

                            STOCKHOLDERS' AGREEMENT


      This Stockholders' Agreement (the "Agreement") is made and entered into effective as of the 13th day of December, 1996, by and among Merchants Metals Holding Company, a Delaware corporation (the "Company"), Citicorp Venture Capital Ltd., a New York corporation ("Citicorp"), the Citicorp Investors (listed on Exhibit A hereto) and the Management Investors (listed on Exhibit A hereto). Citicorp, the Citicorp Investors and the Management Investors are sometimes hereinafter referred to collectively as the "Stockholders."


                                    RECITALS

A. On December 13, 1996 (the "Effective Date"), MMHC Merger Company, a Delaware corporation ("Merger Company"), merged with and into the Company (the "Merger" ) pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement" ) entered into by the Company and Merger Company, dated as of December 11, 1996.

B. Each of the Management Investors has been an employee of the Company or a subsidiary thereof and will remain employed by the Company or a subsidiary thereof upon the consummation of the transactions contemplated by the Merger Agreement.

C. The Company has authorized capital stock consisting of (i) Class A Common Stock, par value $.01 per share (the "Class A Common Stock" ); (ii) Class B Common Stock, par value $.01 per share (the "Class B Common Stock"); (iii) Series A Junior Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"); and (iv) Series B Senior Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), in each case having the rights and preferences set forth in the Company's Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit B. The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as the "Common Stock." The Series A Preferred Stock and the Series B Preferred Stock are hereinafter collectively referred to as the "Preferred Stock." The Common Stock and the Preferred Stock are sometimes collectively referred to herein as the "Stock."

D. The Stockholders and the Company wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Stock.


                                     TERMS

            In order to consummate the aforesaid transactions and in consideration of the mutual covenants herein contained and other valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

      1.    Company Covenants.

            (a) Delivery of Information. For so long as Citicorp owns any Stock or any option, warrant, or right to acquire any Stock, the Company will promptly deliver to Citicorp copies of all financial statements (including without limitation, statements of income and retained earnings, changes in financial position and balance sheets, both on a consolidated and a consolidating basis), capital expenditure budgets and operating budgets (and any revisions thereto) that are prepared for the Company and its subsidiaries, as well as any additional reports, management letters, or other information concerning aspects of the operations and financial affairs of the Company and its subsidiaries which Citicorp shall reasonably request.

            (b) Actions for Which Consent Required. Until such time as Citicorp ceases to own at least 25% of the Stock, the prior written consent of Citicorp shall be necessary to approve any of the following with respect to the Company or any of its subsidiaries:

                  (i) a merger involving such corporation with or into any other corporation or any sale, lease, or other disposition of all or substantially all of the assets of such corporation or any liquidation, dissolution, recapitalization, or reorganization in any form of transaction by such corporation;

                  (ii) the engagement by such corporation in any business other than the businesses in which it is currently engaged;

                  (iii) any declaration of dividends on such corporation's stock of any class, or the repurchase by such corporation of any class of stock of such corporation;

                  (iv) the acquisition or sale by such corporation of any assets otherwise than in the ordinary course of business or the investment by such corporation in any other person or entity (other than temporary liquid investments of idle funds);

                  (v) the making or forgiveness of a loan by such corporation to any employee, Stockholder, or director of such corporation, any relative of such employee, Stockholder or director, or any affiliate of such employee, Stockholder, director, or relative;

                  (vi) the entering into, modification, amendment, or termination of any employment agreement between any Management Investor and such corporation;

                  (vii) the issuance or sale by such corporation of (a) debt securities, (b) any of its capital stock (other than Common Stock issued on exercise of options that have been approved by Citicorp), (c) any options, warrants, convertible securities, or (d) any rights to acquire such capital stock; and

                  (viii) any amendment, modification, or waiver of any by-laws or articles of incorporation of any of such corporations.

            For purposes of this Paragraph 1(c), Citicorp shall be deemed to have given its written consent to an act if the director of the Company designated by Citicorp pursuant to Paragraph 4 votes in favor of a board resolution authorizing such action (whether specifically described therein or as part of a series of actions or part of a transaction).

      2. Representations and Warranties of the Stockholders. Each of the Stockholders severally represents and warrants to, and covenants and agrees with, the Company that this Agreement constitutes the valid and binding obligation of such Stockholder in accordance with its terms, and in the case of Stockholders that are corporations, that the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, if any, on the part of such Stockholder.

      3. Restrictions on Transfer of Stock. The Stockholders each agree not to sell, assign, transfer, pledge, hypothecate, make gifts of or in any manner whatsoever dispose of or encumber (any such transfer or disposition being hereinafter referred to as a "Transfer" ) the Stock to be purchased by them or which they may at any time hereafter own or acquire, in any manner that would violate the terms and provisions of this Agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect.

            (a) Involuntary Transfers. In the event that the Stock owned by any Stockholder or permitted transferee who has agreed to be bound by the provisions of this Agreement applicable to such permitted transferee ( a "Permitted Transferee") shall be subject to sale or other transfer by reason of
(i) bankruptcy or insolvency proceedings, whether voluntary or involuntary,
(ii) distraint, levy, execution or other involuntary transfer or (iii) proceedings or other actions to enforce a security interest in the Stock, then such Stockholder, Permitted Transferee or other party proposing to effect a Transfer of Stock shall give the Company written notice thereof promptly, stating the terms of such proposed transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the Stock is proposed to be transferred, and the number of shares of Stock to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed transfer, the Company or its designee shall have the right to purchase all, but not less than all, of such shares of Stock at the price and on the terms applicable to such proposed transfer, which right shall be exercised by written notice given by the Company to the party proposing to effect such Transfer within 90 days following the Company's obtaining knowledge of such proposed transfer. The closing of the purchase and sale of shares shall be held at the principal office of the Company on a date to be established by the Company, which in no event shall be less than ten or more than 30 days from the date on which the corporation gives notice of its election to purchase shares. If the nature of the event giving rise to such involuntary transfer is such that no readily determinable consideration is to be paid for the transfer of the Stock, the price to be paid by the Company or its designee shall be (i) the original cash purchase price for shares of Preferred Stock and (ii) Book Value Price (as hereinafter defined) for shares of Common Stock. "Book Value Price" shall equal the net worth of the Company per common share (adjusted to reflect the exercise in full of any dilutive securities), reflected in the Company's audited financial statements as of the end of the most recent fiscal year.

            (b) Lapse. The restrictions on the transfer of stock set forth in Paragraph 3(a) shall terminate, if such restrictions shall not have terminated earlier pursuant to the terms and provisions hereof, upon the consummation of a firm commitment underwritten public offering of shares of Common Stock constituting at least 20% of the total number of shares of Common Stock outstanding immediately following the consummation of such offering.

      4.    Directors; Voting Agreements.

      Each Stockholder agrees to vote or cause to be voted all shares of Common Stock that it is now or hereafter empowered to vote at all times and from time to time in whatever manner is necessary to effectuate and carry out the following provisions:

            (a) The Company shall at all times be managed by or under the direction of a Board of Directors consisting of at least the following members:

                  (i)             The Chief Executive Officer of the Company;

                  (ii)            A designee of Citicorp; and

                  (iii) An independent director, designated jointly by Citicorp and the Management Investors.

If the size of Company's Board of Directors is increased to consist of more than three persons, each such increase shall be effected by adding both one or more designees of Citicorp and one or more designees of the Management Investors at the same time. For example, if the Company's Board of Directors is increased to consist of five members, such five members will be the Chief Executive Officer of the Company, two designees of Citicorp, a independent director designated jointly by Citicorp and the Management Investors and a designee of the Management Investors.

            (b) Upon the consummation of the transactions contemplated by the Merger Agreement, the Stockholders will take all action necessary to appoint the following three persons as members of the Company's Board of Directors:

            Name                           Title or Designation:
            ----                           --------------------
      Julius S. Burns                      Chief Executive Officer of the Company

      Thomas F. McWilliams                 Designated by Citicorp

      Ronald G. Venable                    Designated jointly by Citicorp & Management Investors


            (c) In the event that any vacancy is created on the Company's Board of Directors by reason of the death, resignation or removal of any director, such vacancy shall be filled by a substitute director designated by the party or parties entitled to designate the director whose death, resignation or removal created such vacancy.

      No Stockholder will execute a written consent of stockholders pursuant to
Section 228 of the Delaware General Company Law (or any similar successor provision) unless Citicorp has executed such written consent.

      The provisions of this Paragraph 4 shall terminate on the expiration of ten years (less one day) from the date of this Agreement.

      5.    Registration of Common Stock.

            (a) Definitions. As used in this Paragraph 5 the following terms will have the meanings indicated below:

                  (i) "Affiliate" means any person or entity who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified. Control means the power to direct the affairs of such person or entity by reason of ownership of voting stock, contract, or otherwise.

                  (ii) "Majority Stockholders" means Stockholders owning a majority of the number of shares outstanding of Common Stock.

            (b)   Registration on Demand.

                  (i) The Company shall, upon prior written notice to the Company from the Majority Stockholders, register all or a portion of the Common Stock of such Majority Stockholders or their Affiliates, specified in such notice, with the SEC under the 1933 Act for resale. Upon receipt of such notice, the Company shall, within ten days thereafter, give written notice of such request to all Stockholders and include all or a portion of the Common Stock of any Stockholders who elect to be included in such registration by written notice to the Company within ten days of the date of mailing of the Company's notice. The Stockholders (including the Majority

Stockholders) owning the majority of shares being registered in such registration shall select the managing underwriter, if any, for such registration (subject to approval of the Company, which shall not be unreasonably withheld) and the Company shall enter into an underwriting agreement, in customary form, with such underwriter. The Company shall promptly (1) take appropriate action, on a reasonably timely basis, to file a registration statement on the appropriate form covering all shares (subject to Paragraph 5(d) hereof) of Common Stock requested by the Majority Stockholders (including, without limitation, those owned by their Affiliates) which any of them desire to include therein, (2) use reasonable efforts to cause such registration statement to become effective under the 1933 Act and (3) use reasonable efforts to qualify such resale under those state securities laws reasonably requested by any Majority Stockholder whose shares of Common Stock or Common Stock of their Affiliates are included in such registration; provided such effort shall not require the Company to qualify as a foreign corporation or subject itself to taxation in any jurisdiction where it is not already so qualified or subject.

                  (ii) No Majority Stockholder shall make more than two demands for a registration statement pursuant to this Paragraph 5(b); provided, however, that if, after the Majority Stockholders request such registration, but prior to the effective date of such registration, there occurs any material adverse change in the Company or in market conditions which, in the opinion of the managing underwriter (or, if there is no managing underwriter, an investment banker elected by the Stockholders who own a majority of the shares being registered by the Majority Stockholders) renders impracticable the public sale of the full amount of the securities proposed to be sold at the public offering price, such Stockholders may require the Company to withdraw such registration without being deemed to have exercised their right to request registration under this Paragraph 5(b). A registration statement shall be deemed demanded on behalf of a Majority Stockholder only if such registration is declared effective under the 1933 Act and includes shares requested to be filed by such Majority Stockholder or its Affiliates, and, if such offering is the subject of an underwriting agreement or dealer-manager agreement, at least 75% of the shares included therein that are offered by Stockholders (other than shares subject to over-allotment of similar options) are sold as contemplated by such Agreement. The Company shall take all reasonable action to maintain the effectiveness of a registration statement filed pursuant to this Paragraph 5(b) for a period of 180 days from its effective date. In connection with a registration of Common Stock pursuant to this Paragraph 5, the Company shall bear all expenses, including fees and expenses of one counsel for all Stockholders including shares in such registration and any underwriter, but not including underwriting discounts and commissions. As used in this Paragraph 5, "expenses" of a registration shall mean the expenses disclosed in Item 13 of part II of the Form S-1 registration statement, or in a comparable section of any similar form permitting an underwritten public offering, as well as expenses of underwriters customarily reimbursed by issuers or selling stockholders.

            (c)   Incidental Registration.

                  (i) If at any time or times after the date hereof the Company intends to file a registration statement on Form S-1, S-2 or S-3 (or other appropriate form) for the registration of an underwritten offering of Common Stock (or securities convertible into Common Stock) with the Commission (other than pursuant to an exercise by the Majority Stockholders of their demand registration rights in accordance with Paragraph 5(b)), it shall notify each of the Stockholders as soon as practicable of the Company's intention to file such a registration statement. Such notice shall state the number of shares proposed to be registered thereby. If a Stockholder notifies the Company within ten days after receipt of such notice from the Company of its desire to have included in such registration statement any of its Common Stock, (or Common Stock of its Affiliates) then the Company, subject to the provisions of Paragraph 5(d) hereof, shall include such shares in such registration statement. The "expenses" (as defined in Paragraph 5(b)) of such registration, excluding underwriting discounts and commissions, shall be borne by the Company.

                  (ii) The Company may in its discretion withdraw any registration statement filed pursuant to this Paragraph 5(c) subsequent to its filing without liability to the Stockholders or their Affiliates except with respect to expenses.

            (d) Allocations. In the event that the managing underwriter of any offering described in Paragraph 5(b) or 5(c) hereof notifies the Company prior to the effective date of a registration demanded by the Stockholders that, in good faith, it is able to proceed with the proposed offering only with respect to a smaller number (the "Maximum Number") of shares of Common Stock than the total number of shares of Common Stock proposed to be offered by the Stockholders, the Company and all others entitled to registration rights under such registration statement, then (i) in the case of an offering described in Paragraph 5(b), the aggregate number of shares of Common Stock proposed to be offered by the Stockholders and all others (including the Company) included in such registration statement shall equal the Maximum Number allocated pro rata in accordance with the number of shares of Common Stock proposed to be offered by each such party and (ii) in the case of an offering described in Paragraph 5(c), the aggregate number of shares of Common Stock proposed to be offered by the Stockholders and all others (other than the Company) included in such registration statement shall equal the Maximum Number less the number of shares proposed to be offered by the Company, such difference to be allocated pro rata in accordance with the number of shares of Common Stock proposed to be offered by each such party.

            (e) Indemnity. In connection with a registration statement filed with the SEC pursuant to this Paragraph 5, the Company shall provide each Stockholder whose shares of Common Stock and each Affiliate thereof whose shares of Common Stock are included in such registration statement, and each officer and director of any of them, and each person who controls such Stockholder or Affiliate within the meaning of Section 15 of the 1933 Act, and
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with indemnification against any losses, claims, damages or liabilities to which any of them may become subject under the federal securities laws or otherwise, in form and substance as is customarily given to underwriters in an underwritten offering of securities. Each Stockholder whose Common Stock is included in any such registration statement agrees that it shall (and shall cause its Affiliates whose shares of Common Stock are included in such registration to agree to) indemnify the Company, and each officer and director thereof, and each person who controls the Company within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act, against losses, claims, damages or liabilities, in form and substance as is customarily given by underwriters to a corporation in an underwritten public offering of securities.

            (f) Certain Procedures. In the event the Company includes Common Stock of any Stockholder (or Affiliate) in a registration statement pursuant to Paragraph 5 of this Agreement,

                  (i) The Company shall obtain a "cold comfort" letter from the Company's independent public accountants, in customary form covering those matters customarily covered by a "cold comfort" letter with respect to any such registration statement and addressed to such Stockholders and Affiliates; and

                  (ii) Each Stockholder and Affiliate thereof including shares of Common Stock in such registration and the Company shall each use their reasonable best efforts to execute and deliver to the underwriters for the offering covered by any such registration statement, an underwriting agreement in form and substance customarily executed for public offerings of common stock.

            (g) Lock-Ups. After receipt of any notice pursuant to Paragraph 5(b) or 5(c) hereof, the Stockholders and the Company shall not (and each Stockholder shall cause each of its Affiliates not to) demand or request (except pursuant to Paragraph 5(c) hereof) a registration of securities of the Company or otherwise offer or sell securities thereof until the earlier of 180 days after the effective date of the registration statement in respect of which such notice was given or 240 days after the date such notice was given.
Nothing in this Paragraph 5(g) shall preclude the Company from issuing shares of Common Stock upon exercise of outstanding options or conversions of outstanding convertible securities.

            (h) Recapitalization of Common Stock. If requested by the managing underwriter of a demand registration pursuant to Paragraph 5(b) hereof, the Company shall recapitalize its Common Stock by way of stock split or stock division such that the aggregate number of authorized and outstanding shares of Common Stock conforms as reasonably as practicable to such number of shares as is reasonably recommended by such managing underwriter.

      6.    Miscellaneous.

            (a) All Other Agreements Superseded. This Agreement (together with any other agreements entered into as of the date hereof or otherwise entered into in connection with the merger or related financing transactions including but not limited to those certain Stock Repurchase Agreements entered into as of the date hereof between the Company and certain Stockholders) supersedes all other stockholders' agreements by and among any of the parties to this Agreement and the Company concerning the capital stock of the Company or the Company, including without limitation those certain Stockholders' Agreements among the Company and the Stockholders of the Company listed therein and dated as of December 29, 1986, September 2, 1988, December 6, 1988 and July 31, 1989 (collectively, as the foregoing may have been amended from time to time, the "Superseded Stockholders' Agreements"). The Superseded Stockholders' Agreements are hereby terminated and are of no further force and effect.

            (b) Amendment. This Agreement may be amended, or any provision hereof may be waived in a writing executed solely by the Company (or by the Company and one or more other parties); provided, however, that such amendment or waiver shall be set forth in a writing executed by (i) the holders of at least a majority of the Common Stock held by Citicorp, the Citicorp Investors, and their Permitted Transferees, if the amendment or waiver affects the rights or obligations of Citicorp, the Citicorp Investors, or their Permitted Transferees under this Agreement in a manner materially adverse to them, and
(ii) the holders of at least a majority of the Common Stock held by the Management Investors and their Permitted Transferees, if the amendment or waiver affects the rights or obligations of the Management Investors or their Permitted Transferees under this Agreement in a manner materially adverse to them. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. Subject to the foregoing, this Agreement may be amended by the Company and a Permitted Transferee as provided in Paragraph 6(g) hereof without the consent of the other parties hereto.

            (c) Survival. All representations, warranties, covenants and agreements set forth in this Agreement or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the Merger and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Stockholders or on their behalf.

            (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, and personal representatives; provided that, except as otherwise specifically permitted pursuant to this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the others. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

            (e) Right of First Refusal. If, under federal bankruptcy law, similar debtor relief laws, or other laws affecting the transfer of shares of Stock, any option to purchase such shares of Stock granted under this Agreement is voided or declared unenforceable as to any of such shares of Stock by any court of competent jurisdiction, the Company shall have a right of first refusal to purchase any or all such shares of Stock in the event of any proposed transfer thereof by any trustee, receiver, conservator, liquidator, guardian, or other transferee of the person holding such shares of Stock who is, or whose assets are, subject to such laws. Such right of first refusal shall provide that the Company may purchase such shares of Stock at the same price and on the same terms as such shares of Stock are proposed to be sold by such trustee, receiver, conservator, liquidator, guardian, or other transferee.

            (f) Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

            (g) Notice. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed to the addresses of the respective parties set forth below or to such changed addresses as such parties of persons that may from time to time become parties hereto may have fixed by notices, provided, however, that any notice of change of address shall be effective only upon receipt:

      If to the Company, to:

            Merchants Metals Holding Company
            515 West Greens Road, Suite 710
            Houston, Texas 77067
            Attn: Robert N. Tenczar

      If to Citicorp, to:

            Citicorp Venture Capital Ltd.
            399 Park Avenue
            14th Floor, Zone 4
            New York, New York 10043
            Attn: Thomas F. McWilliams

      with a copy to:

            Baker & Botts, L.L.P.
            2001 Ross Avenue
            Dallas, Texas  75201
            Attn: Michael A. Saslaw

      If to a Management Investor, to such Management Investor at the address set forth on the books of the Company.

            (h) Additional Parties. Additional persons may become parties to this Agreement upon execution by such persons and the Company of a counterpart of this Agreement.

            (i) Headings and References. The headings of the Paragraphs hereof are inserted as a matter of convenience and for reference only and in no way define, limit, or describe the scope of this Agreement or the meaning of any provision hereof. Whenever the context may require, words referring to one gender shall include the other gender, and any neuter pronouns use herein shall be deemed also to refer to the corresponding masculine and feminine forms.

            (j) Specific Performance. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any party of any of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (k) Counterparts. This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same document. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

            (l) GOVERNING LAW. THE VALIDITY, PERFORMANCE, CONSTRUCTION, AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                      MERCHANTS METALS HOLDING COMPANY


                                      By:  /s/ JULIUS S. BURNS
                                           -------------------------------------
                                           Julius S. Burns
                                           President and Chief Executive Officer

                                      CITICORP VENTURE CAPITAL LTD.


                                      By:  /s/ THOMAS F. MCWILLIAMS
                                           -------------------------------------
                                      Name:    Thomas F. McWilliams
                                           -------------------------------------
                                      Title:   Managing Director
                                            ------------------------------------


                                      CITICORP INVESTORS:

                                      /s/ BRUCE C. BRUCKMANN
                                      -----------------------------------------
                                      Bruce C. Bruckmann


                                      /s/  RICHARD M. CASHIN
                                      -----------------------------------------
                                      Richard M. Cashin


                                      /s/ THOMAS F. MCWILLIAMS
                                      -----------------------------------------
                                      Thomas F. McWilliams


                                      /s/ STEPHEN C. SHERRILL
                                      -----------------------------------------
                                      Stephen C. Sherrill


                                      /s/  DAVID F. THOMAS
                                      -----------------------------------------
                                      David F. Thomas



                                      MANAGEMENT INVESTORS:


                                      /s/ MICHAEL W. BABCOCK
                                      -----------------------------------------
                                      Michael W. Babcock


                                      /s/ JULIUS S. BURNS
                                      -----------------------------------------
                                      Julius S. Burns


                                      /s/ JAMES M. MCCALL
                                      -----------------------------------------
                                      James M. McCall


                                      /s/ WILLIAM H. STEWART
                                      -----------------------------------------
                                      William H. Stewart


                                      /s/ ROBERT N. TENCZAR
                                      -----------------------------------------
                                      Robert N. Tenczar


                                      /s/ MICHAEL WEAVER
                                      -----------------------------------------
                                      Michael Weaver


                                      /s/ DAVID J. WILKES
                                      -----------------------------------------
                                      David J. Wilkes